Exhibit 99.1

For Immediate Release

Enanta Pharmaceuticals Reports Financial Results for its

Fiscal First Quarter Ended December 31, 2013

WATERTOWN, Mass., February 13, 2014 — Enanta Pharmaceuticals, Inc., (NASDAQ:ENTA), a research and development-focused biotechnology company dedicated to creating small molecule drugs in the infectious disease field, today reported financial results for its fiscal first quarter ended December 31, 2013.

Fiscal First Quarter Ended December 31, 2013 Financial Results

Revenue for the three months ended December 31, 2013 was $0.9 million compared to $27.9 million for the three months ended December 31, 2012. The changes in revenue for the three-month periods are primarily related to the timing and amount of milestone and other payments from collaborations, which have varied significantly from period to period and are expected to continue to do so.

Research and development expenses totaled $4.3 million for the three months ended December 31, 2013 compared to $4.8 million for the three months ended December 31, 2012. The decrease is primarily due to a decrease in preclinical spending.

General and administrative expenses totaled $2.1 million for the three months ended December 31, 2013 compared to $1.2 million for the three months ended December 31, 2012. The increase is primarily due to additional expenses incurred as a result of operating as a public company.

Net loss for the three months ended December 31, 2013 was $5.4 million compared to a net income of $22.0 million for the same period in 2012.

Cash, cash equivalents and marketable securities totaled $106.2 million at December 31, 2013. This compares to $112.2 million at September 30, 2013. Enanta expects that its current cash, cash equivalents and marketable securities will be sufficient to meet its anticipated cash requirements for at least the next 24 months.

“Enanta is beginning 2014 with a strong cash position and four compounds in the clinic,” stated Jay R. Luly, Ph.D., President and Chief Executive Officer. “Our partner AbbVie recently completed the largest phase 3 program to date for an all-oral, genotype 1 hepatitis C virus treatment regimen, and it expects to launch the regimen in 2014. AbbVie’s tested regimen includes our collaboration’s lead protease compound ABT-450. In addition, we continue to explore new infectious disease areas and have recently initiated a phase 1 study of our proprietary bicyclolide candidate EDP-788 which we are developing for MRSA.”

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Pipeline and Business Review

•	Topline data from all six of the phase 3 hepatitis C virus registration studies for the ABT-450 containing regimen have now been released demonstrating sustained virologic response rates 12 weeks post treatment (SVR12) in genotype 1 (GT1) subtypes, including 92 to 96 percent in cirrhotic patients

•	Timothy D. Ocain, Ph.D. was appointed Senior Vice President, New Product Strategy and Development

•	Enrollment has begun in two phase 3 studies in Japan, GIFT-I and GIFT II, for GT1 and GT2 HCV patients respectively

•	A phase 1 study of methicillin-resistant Staphylococcus aureus (MRSA) infection candidate Bicyclolide EDP-788 was initiated

•	Bruce L.A. Carter, Ph.D. and George S. Golumbeski, Ph.D. were appointed to Enanta’s Board of Directors

Upcoming Events and Presentations

•	Enanta management will participate in the Leerink Global Healthcare Conference in New York City at 2:15 p.m. ET today.

About Enanta

Enanta Pharmaceuticals is a research and development-focused biotechnology company that uses its robust chemistry-driven approach and drug discovery capabilities to create small molecule drugs in the infectious disease field. Enanta is discovering, and in some cases, developing novel inhibitors designed for use against the hepatitis C virus (HCV). These inhibitors include members of three direct acting antiviral (DAA) inhibitor classes – protease (partnered with AbbVie), NS5A (partnered with Novartis) and nucleotide polymerase – as well as a host-targeted antiviral (HTA) inhibitor class targeted against cyclophilin. Additionally, Enanta has created a new class of antibiotics, called Bicyclolides, for the treatment of multi-drug resistant bacteria, with a focus on developing an intravenous and oral treatment for hospital and community MRSA (methicillin-resistant Staphylococcus aureus) infections.

Forward Looking Statements Disclaimer

This press release contains forward-looking statements, including statements with respect to the prospects for commercial launch of AbbVie’s HCV treatment regimen containing ABT-450, further clinical development of EDP-788, and the projected sufficiency of Enanta’s cash equivalent resources. Statements that are not historical facts are based on management’s current expectations, estimates, forecasts and projections about Enanta’s business and the industry in which it operates and management’s beliefs and assumptions. The statements contained in this release are not guarantees of

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future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors and risks that may affect actual results include: Enanta’s reliance on AbbVie’s planned regulatory submissions and commercialization efforts for its treatment regimens containing ABT-450 or any additional collaboration protease inhibitor and on the efforts of NIAID for the early clinical development of EDP-788; regulatory actions affecting approval of treatment regimens containing ABT-450 or any additional protease inhibitors; clinical and commercial development of competitive product candidates of others for HCV and other viruses or for MRSA and other bacteria; Enanta’s lack of clinical development experience; Enanta’s need to attract and retain senior management and key scientific personnel; Enanta’s need to obtain and maintain patent protection for its product candidates and avoid potential infringement of the intellectual property rights of others; and other risk factors described or referred to in “Risk Factors” in Enanta’s most recent Form 10-K for the fiscal year ended September 30, 2013 and other periodic reports filed with the Securities and Exchange Commission. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Enanta undertakes no obligation to update or revise these statements, except as may be required by law.

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ENANTA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2013	2012
Revenue	$893	$27,859
Operating expenses
Research and development	4,263	4,798
General and administrative	2,087	1,152

Total operating expenses	6,350	5,950

Income (loss) from operations	(5,457)	21,909
Other income, net	87	48

Net income (loss)	(5,370)	21,957

Accretion of redeemable convertible preferred stock to redemption value	—	(1,282)
Net income attributable to participating securities	—	(18,807)

Net income (loss) attributable to common stockholders	$(5,370)	$1,868

Net income (loss) per share attributable to common stockholders
Basic	$(0.30)	$1.61
Diluted	$(0.30)	$1.45
Weighted average common shares outstanding
Basic	17,949	1,158
Diluted	17,949	2,637

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ENANTA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2013	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$4,426	$8,859
Short-term marketable securities	87,469	92,621
Accounts receivable	279	808
Unbilled receivables	929	784
Prepaid expenses and other current assets	1,275	1,641

Total current assets	94,378	104,713
Property and equipment, net	1,077	1,121
Long-term marketable securities	14,267	10,703
Restricted cash	436	436

Total assets	$110,158	$116,973

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$840	$1,481
Accrued expenses	1,723	3,035
Deferred revenue	5	10

Total current liabilities	2,568	4,526
Warrant liability	1,637	1,620
Other long-term liabilities	373	359

Total liabilities	4,578	6,505

Total stockholders’ equity	105,580	110,468

Total liabilities and stockholders’ equity	$110,158	$116,973

Investor Contact

Carol Miceli

Enanta Pharmaceuticals, Inc.

617-607-0710

cmiceli@enanta.com

Media Contact

Kari Watson

MacDougall Biomedical Communications

781-235-3060

kwatson@macbiocom.com

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